Exhibit Index

Exhibit (d)(1):   Investment Management Services Agreement, dated July 1, 1999 for AXP Equity Value Fund and AXP Strategy Aggressive Fund.

Exhibit (i):      Opinion and Consent of Counsel.

Exhibit (j):      Independent Auditors' Consent.